UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT –March 12, 2010

GATE TO WIRE SOLUTIONS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-28506	13-3411167
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer ID No.)

3565 King Road, Suite 102
King City, Ontario, Canada, L7B 1M3
 (Address of principal executive offices)

(905) 833-9845
(Issuer's Telephone Number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communications pursuant to Rule 425 under the Securities Act

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2010 Mr. Gary Hokkanen notified Gate To Wire Solutions, Inc. (the "Company") that he will resign as Chief Financial Officer of the Company, effective immediately.  The Company is currently looking for a suitable replacement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Gate To Wire Solutions, Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Gate To Wire Solutions, Inc.

Date: March 16, 2010	By:	/s/ John G. Simmonds
Name: John G. Simmonds
Title : Chief Executive Officer